[GRAPHIC OMITTED]
MANNING ELLIOTT                         |        11th floor, 1050 Pender Street,
                                        |          Vancouver, BC, Canada V6E 3S7
                                        |
                                        |    Tel: 604.714.3600 Fax: 604.714.3669
CHARTERED ACCOUNTANTS                   |                 Web: manningelliot.com
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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated June 13, 2001, in amendment 2 to the Registration Statement on form S-1/A and related Prospectus of Wizbang Technologies Inc. for the registration of shares of its common stock.


/s/ Manning Elliot


CHARTERED ACCOUNTANTS
Vancouver, Canada
July 20, 2001



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